UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2016 root9B Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50502	20-0443575
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

4521 Sharon Road, Suite 300 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 521-8077

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

root9B Technologies, Inc., a Delaware corporation (the “Company”), held its 2016 Special Meeting of Stockholders on October 24, 2016 (the “Meeting”).  A total of 64,048,155 shares of common stock (including 2,380,952 shares of Series C Preferred Stock that voted as if converted to 7,142,856 shares of common stock), or approximately 69.99% of the Company’s common stock issued and outstanding as of the record date of September 9, 2016, were represented at the Meeting in person or by proxy, which constituted a quorum. Each of the proposals listed below is described in detail in the Company’s proxy statement dated September 16, 2016, which was first mailed to the Company’s stockholders on or about September 19, 2016. A summary of the voting results for each of those proposals is set forth below:

(1)
The stockholders approved an amendment to the Company’s certificate of incorporation to effect a reverse stock split at a ratio to be determined by the Company’s Board of Directors within the range of 1:9 to 1:18. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstain
62,799,511	1,202,861	45,782

(2)
The stockholders approved an amendment to the Company’s certificate of incorporation to decrease the number of authorized shares of common stock. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstain
63,074,106	850,127	123,922

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOT9B TECHNOLOGIES, INC.

Dated: October 27, 2016	By:	/s/ Joseph J. Grano Jr.
	Name:	Joseph J. Grano Jr.
	Title:	Chief Executive Officer